EXHIBIT 23


                  [LETTERHEAD OF OXFORD GLYCOSCIENCES (UK) LTD]

30 September 2002

Dr Chris Moyses
The Old Barn
Great Milton
Oxfordshire
0X44 7NF

Dear Chris

Amendment to Employment Agreement

I refer to the Employment Agreement dated 5 June 1998 between Oxford GlycoSciences PLC and you ("Agreement"). Words and definitions in the Agreement shall have the same meaning in this Amendment Letter.

It is hereby agreed that the following revisions be made to the Agreement, which revisions shall be effective from 1 October 2002:

o In clause 2.1, the notice to be given by the Executive to the Company and by the Company to the Executive shall be increased from 6 months to 12 months

o In clause 19.1 sub-paragraph (i), the reference to "6 months' salary" shall be replaced by reference to "12 months' salary"

o In clause 19.1 sub-paragraph (ii), the reference to "6 months of any benefits" shall be replaced by reference to "12 months of any benefits"

o In clause 19.1 final paragraph, the reference to "6 months beyond the termination date" shall be replaced with reference to "12 months beyond the termination date"

Save as specifically varied by this Amendment Letter, the terms and conditions of the Agreement shall continue to apply.

Please confirm your agreement to the terms of this Agreement Letter by signing and returning to me the enclosed duplicate.

Yours sincerely


/s/ David Ebsworth

David Ebsworth, PhD
Chief Executive Officer

I confirm and agree to the terms set out in this Amendment Letter.


Signed: /s/ C. Moyses
        --------------------------
        Dr Chris Moyses

Dated:  2 Oct 02

                  [LETTERHEAD OF OXFORD GLYCOSCIENCES (UK) LTD]

30 September 2002

Dr Chris Moyses
The Old Barn
Great Milton
Oxfordshire
0X44 7NF

Dear Chris

Amendment to Employment Agreement

I refer to the Employment Agreement dated 5 June 1998 between Oxford GlycoSciences PLC and you ("Agreement"). Words and definitions in the Agreement shall have the same meaning in this Amendment Letter.

It is hereby agreed that the following revisions be made to the Agreement, which revisions shall be effective from 1 October 2002:

o In clause 2.1, the notice to be given by the Executive to the Company and by the Company to the Executive shall be increased from 6 months to 12 months

o In clause 19.1 sub-paragraph (i), the reference to "6 months' salary" shall be replaced by reference to "12 months' salary"

o In clause 19.1 sub-paragraph (ii), the reference to "6 months of any benefits" shall be replaced by reference to "12 months of any benefits"

o In clause 19.1 final paragraph, the reference to "6 months beyond the termination date" shall be replaced with reference to "12 months beyond the termination date"

Save as specifically varied by this Amendment Letter, the terms and conditions of the Agreement shall continue to apply.

Please confirm your agreement to the terms of this Agreement Letter by signing and returning to me the enclosed duplicate.

Yours sincerely


/s/ David Ebsworth

David Ebsworth, PhD
Chief Executive Officer

I confirm and agree to the terms set out in this Amendment Letter.


Signed: /s/ C. Moyses
        --------------------------
        Dr Chris Moyses

Dated:  2 Oct 02